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Exhibit 10.8

                  ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION
                                       and
                          ASTORIA FINANCIAL CORPORATION
                           DIRECTORS' RETIREMENT PLAN

Effective January 1, 1990, as amended and restated effective February 21, 1996

1. Directors eligible to participate ("Eligible Directors") in this Directors' Retirement Plan (the "Plan") shall only be those who retire from the latter of the Board of Directors of Astoria Federal Savings and Loan Association (the "Association") and Astoria Financial Corporation (the "Company") and are not or were not full-time employees of the Association or institutions merged with the Association prior to the formation of the Company, or of companies merged with or acquired by the Association or Company thereafter.

2. The mandatory retirement age for members of the Board of Directors of the Association shall be as set forth in the Bylaws of the Association, as amended from time to time, although early retirement is permitted.

3. The mandatory retirement age for members of the Board of Directors of the Company shall be as set forth in the Bylaws of the Company, as amended from time to time, although early retirement is permitted.

4. For purposes of determining benefits (the "Monthly Benefits") under Paragraph 5 hereof the following definitions shall apply:

     (a) Full Years of Service shall be the greater of years of service for the Board of Directors of the Association or the Company;

     (b) Monthly Fee shall mean the aggregate of the monthly fees received for service on the Board of Directors of the Association and the Board of Directors of the Company for participant's final month of service on each Board.

5. The Monthly Benefit to which an Eligible Director shall be entitled shall be based upon the following vesting schedule:

      Full Years    Monthly Benefit, calculated by multiplying
          of          the percentage below by the Monthly Fee
       Service       received for the final month of service.
     ------------   ------------------------------------------
     Less than 10                       0%
          10                           50%
          11                           55%
          12                           60%


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
          13                           65%
          14                           70%
          15                           75%
          16                           80%
          17                           85%
          18                           90%
          19                           95%
     20 or more                       100%

     Except as provided below with respect to Monthly Benefits which become payable following a Change of Control (as defined below), the Monthly Benefit shall be paid as follows:

     (a) Normal retirement: Monthly Benefits shall be paid monthly commencing on the first day of the month following retirement upon reaching the later of the mandatory retirement ages set forth in the Bylaws of the Company and the Association.

     (b) Early Retirement: Monthly Benefits shall be paid monthly commencing on the later of the first day of the month following retirement or attainment of age 65. For purposes of the Plan and subject to Paragraph 11, Early Retirement shall include all manner and means by which an eligible Director ceases to serve as a director of the Company and the Association, excluding only mandatory retirement, removal for cause or death.

6. Except as provided below with respect to a Change of Control (as defined below), the Plan is intended to be an unfunded plan and the Monthly Benefits will be paid as due by the Association from its general assets.

7. In the event that an Eligible Director's service on the Boards of Directors of the Company and the Association ceases as a result of such Director's disability, the Monthly Benefit to which such Director would otherwise have been entitled pursuant to the Plan and the timing of such payment may at the discretion of the Board of Directors of the Association be increased to an amount up to 100% of the Monthly Fee received by the Director and the payment of which may be accelerated as determined by the Board of Directors of the Association.

8. All benefits payable to an Eligible Director pursuant to the Plan shall terminate on the death of the Director.

9. (a) A Change of Control of the Company or the Association ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

          (i) approval by the stockholders of the Company of a transaction that would result in the


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          reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

               (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

               (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

          (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

          (iii) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution;

          (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups:

               (A) individuals who were members of the Board of Directors of the Company on February 21, 1996; or

               (B) individuals who first became members of the Board of Directors of the Company after February 21, 1996 either:

                    (I) upon election to serve as a member of the Board of Directors of the Company by affirmative vote of three-quarters of the members of such Board of Directors, or of a nominating


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                         committee thereof, in office at the time of such first
                         election; or

                    (II) upon election by the stockholders of the Company to
                         serve as a member of the Board of Directors of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

               provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company; or

          (v)  any event which would be described in Paragraph 9(a)(i), (ii),
               (iii) or (iv) if the term "Association" were substituted for the term "Company" therein.

          In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Association, or a subsidiary of either of them, by the Company, the Association, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Paragraph 9(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

     (b) In the event of a Change of Control, the Association shall pay, based upon the election of each of the Eligible Directors filed with the Secretary of the Association by March 31, 1996 or the date the Eligible Director completes 10 full years of service, whichever is later, and if no such election shall have been so filed by an Eligible Director then as to that Director as provided in Paragraph 9(b)(ii) below, an amount determined and payable as follows:

          (i) To a trust fund to be established for the benefit of the Eligible Director at the time of the Change of Control, with a trustee selected by the Eligible Director, an amount actuarially determined to be sufficient to pay to the Eligible Director the Monthly Benefit provided pursuant to the Plan as such benefit would be payable to the Eligible Director under the terms of the Plan but for the Change of Control.

          (ii) To the Eligible Director, not later than thirty (30) days following the Change of Control or upon the Eligible Director's termination of service as a director


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               of the Company and the Association, whichever is later, a lump sum payment equal to the present value of the Monthly Benefits to which such Director is actually entitled under the Plan but for the Change of Control, where such present value is determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Director's termination of service as a director occurs.

          To the extent of any payment under Paragraph 9(b)(ii), the Association shall have no further liability with respect to the payment of benefits to the Eligible Director under the Plan. The Association shall continue to be liable for the payment of benefits under the Plan to the extent of any shortfall in the funds held in trust for the payment of benefits pursuant to Paragraph 9(b)(i). To the extent that upon the conclusion of the payment from the trust of all benefits due to a Director under the Plan there is an excess in the funds held in trust for the benefit of the Director, such excess shall be returned to the Association.

     (c) Actions taken pursuant to Paragraph 9(b)(ii) shall be taken in such manner as to avoid causing the Eligible Director to be in constructive receipt of income under the Plan prior to the actual payment of benefits. The Association shall pay all taxes, trustee's fees and other administrative charges or expenses associated with the establishment or continuance of such trust fund.

     (d) An Eligible Director may, at any time, by written notice to the Board of Directors of the Association, request a change in the election in effect for his benefits under Paragraph 9(b). The Board of Directors of the Association may honor or decline to honor such a request in its sole and absolute discretion; provided, however, that the Board of Directors of the Association shall decline to honor any such request that in the opinion of counsel to the Board of Directors of the Association could result in the constructive receipt of income by the requesting Eligible Director or any other person entitled to benefits pursuant to the Plan. If the Board of Directors of the Association determines to honor such a request, it shall be effective for all payments to be made on or after the effective date specified by the Board of Directors of the Association.

10. (a) The Secretary of the Association shall provide a copy of this Plan and together with a form on which the Director may notify the Secretary of his election, which election, if the Eligible Director so chooses, he may complete, sign and return to the Secretary.

     (b) Whenever appropriate in the Plan, words used in the singular may be read in the


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          plural, words in the plural may be read in the singular, and words importing the masculine gender shall be deemed equally to refer to the feminine or the neuter. Any reference to a Paragraph shall be to a Paragraph of the Plan, unless otherwise indicated.

     (c) The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall rights be liable for or subject to debts, contracts liabilities or torts. This Plan shall be binding upon the Association and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or other person or firm or corporation to which all or substantially all of the assets and business of the Association may be sold or otherwise transferred.

     (d) The Association shall indemnify, hold harmless and defend its Eligible Directors against their reasonable costs, including legal fees, incurred by them or arising out of any action, suit or proceeding in which they may be involved, as a result of their efforts, in good faith, to defend or enforce terms of the Plan.

     (e) A determination that any provision of the Plan is invalid or unenforceable shall not effect the validity or enforceability of any other provision hereof.

     (f) Failure to insist upon strict compliance with any terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be in writing, designated as a waiver, and signed by the party against whom enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     (g) The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States.

     (h) The Association shall have the right to retain a sufficient portion of any payment made under the Plan to cover the amount required to be withheld pursuant to any applicable federal, state and local tax law.

     (i) Nothing in this Plan shall be held or construed to establish any deposit account for any Eligible Director or any deposit liability on the part of the Association. An Eligible Directors' rights hereunder shall be equivalent to those of a general unsecured creditor.

11. Notwithstanding anything herein contained to the contrary, any payments or benefits


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     provided to an Eligible Director pursuant to this Plan by the Association are subject to and conditioned upon compliance with Section 18K of the Federal Deposit Insurance Act, 12 U.S.C. 'SS' 1828(k), and any regulations promulgated thereunder.

Dated: February 21, 1996               Astoria Federal Savings and Loan
                                       Association


                                       By: /s/ George L. Engelke, Jr.
                                           -------------------------------------
                                           George L. Engelke, Jr.
                                           President and Chief Executive Officer


Dated: February 21, 1996               Astoria Financial Corporation


                                       By: /s/ George L. Engelke, Jr.
                                           -------------------------------------
                                           George L. Engelke, Jr.
                                           President and Chief Executive Officer


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